UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38987	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	IHRT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On August 19, 2019, iHeartMedia, Inc. (the “Company”) and its debtor subsidiaries (collectively, the “Debtors”) filed a quarterly report with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), which included information related to cash receipts and reimbursements for the periods from January 1, 2019 to March 31, 2019 and April 1, 2019 to June 30, 2019 (the “Quarterly Report”). An excerpt of the Quarterly Report containing such information is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Bankruptcy Court has had jurisdiction over the reorganization proceedings under Chapter 11 of the United States Bankruptcy Code for the Debtors since March 14, 2018. On May 1, 2019, the conditions to the effectiveness of the Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates were satisfied and the Debtors emerged from Chapter 11. The Company and certain of its subsidiaries will continue to file quarterly operating reports until the Bankruptcy Court enters a final decree closing the Chapter 11 cases.

The information set forth in this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 is being furnished hereby and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The filing of this Item 7.01 shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Quarterly Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any securities of the Company or any of its subsidiaries. The Debtors prepared the Quarterly Report solely for purposes of complying with the requirements applicable in the Debtors’ Chapter 11 cases. The financial information contained in the Quarterly Report is unaudited, limited in scope, and as such, has not been subject to procedures that would typically be applied to financial statements in accordance with accounting principles generally accepted in the United States of America. The Quarterly Report should not be relied upon by any persons for information relating to current or future financial condition, events, or performance of the Company and any of its subsidiaries, as the information contained in the Quarterly Report is not necessarily indicative of results which may be expected from any other period or for the full year, and may not necessarily reflect the combined results of operations, financial position, and cash receipts and disbursements in the future. There can be no assurance that such information is complete, and the Quarterly Report may be subject to revision. Subsequent information or discovery may result in material changes to the Quarterly Report and errors or omissions may exist. Notwithstanding any such discovery, new information, or errors or omissions, the Debtors do not undertake any obligation or commitment to update the Quarterly Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Excerpt of Quarterly Report of iHeartMedia, Inc. and its debtor subsidiaries for the period from April 1, 2019 to June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: August 19, 2019	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and Assistant Secretary